As filed with the Securities and Exchange Commission on October 9, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER-

THE SECURITIES ACT OF 1933

Smith & Nephew plc

(Exact Name of Registrant as Specified in Its Charter)

England & Wales	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Smith & Nephew U.S. Employee Stock Purchase Plan

(Full Title of the Plan)

Building 5, Croxley Park, Hatters Lane

Watford, England, WD18 8YE10007
+44-1923-477340

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Please send copies of all communications to:

Connie Milonakis
Veronica Wissel

Davis Polk & Wardwell LLP
450 Lexington Avenue

New York, New York 10017 (212) 450-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Smith & Nephew plc (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 13,000,000 Ordinary Shares, par value of $0.20, represented by 6,500,000 additional American Depositary Shares (“ADS”), for issuance under the Smith & Nephew plc U.S. Employee Stock Purchase Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on May 30, 2000 (File No. 331-12052).  In accordance with the instructional note to Part I of Form S-8, as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Commission on March 16, 2026;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and

(c)	the description of the Registrant’s Ordinary Shares contained in Exhibit 2(d) to the Registrant’s Annual Report on Form 20-F, filed with the Commission on March 16, 2026, including any amendments or reports filed for the purpose of updating such description

(d)	the description of the Registrant’s ADS, each representing two (2) Ordinary Shares as set forth in the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2019, filed with the Commission on March 2, 2020, including any amendment or report filed for the purpose of updating such description.

All other reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed incorporated by reference into this Registration Statement and a part of this Registration Statement from the date of filing of these documents, except for documents or information deemed furnished and not filed in accordance with the rules of the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Incorporated by Reference

Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Articles of Association	20-F	001-14978	3.1	2025/03/10

4.3	Form of Fifth Amended and Restated Deposit Agreement, dated as of October 1, 2019, among the Company, JPMorgan Chase Bank, N.A. as depositary, and holders and beneficial owners of ADRs issued thereunder.	F-6	333-233881	3(a)	2019/09/23

23.1	Consent of Independent Registered Public Accounting Firm – Deloitte LLP					X

23.2	Consent of Independent Registered Public Accounting Firm – KPMG LLP					X

24.1	Power of Attorney (contained in the signature page hereto)					X

99.1	The Smith & Nephew U.S. Employee Stock Purchase Plan					X

107	Calculation of Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on this day of October 9, 2026.

Smith & Nephew plc

By: /s/ Helen Barraclough
Helen Barraclough
Company Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Helen Barraclough, Company Secretary, and Pierre Palassian, Interim Chief Financial Officer,  and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Deepak Nath	Chief Executive Officer, and Director	October 9, 2026
Deepak Nath	(Principal Executive Officer)

/s/ Pierre Palassian	Interim Chief Financial Officer	October 9, 2026
Pierre Palassian	(Principal Financial and Accounting Officer)

/s/ Rupert Soames	Chair of the Board	October 9, 2026
Rupert Soames

/s/ Thérèse Esperdy	Director	October 9, 2026
Thérèse Esperdy

/s/ Jo Hallas	Director	October 9, 2026
Jo Hallas

/s/ David King	Director	October 9, 2026
David King

/s/ Garheng Kong	Director	October 9, 2026
Garheng Kong

/s/ Simon Lowth	Director	October 9, 2026
Simon Lowth

/s/ John Ma	Director	October 9, 2026
John Ma

/s/ Jez Maiden	Director	October 9, 2026
Jez Maiden

/s/ Katarzyna Mazur-Hofsaess	Director	October 9, 2026
Katarzyna Mazur-Hofsaess

/s/ Marc Owen	Director	October 9, 2026
Marc Owen

/s/ Sybella Stanley	Director	October 9, 2026
Sybella Stanley

AUTHORIZED U.S REPRESENTATIVE

/s/ Smith & Nephew Plc
Smith & Nephew plc

By: Elizabeth Mitchell, as duly authorized representative of Smith & Nephew plc in the United States

Date:  October 9, 2026